Great Elm Group, Inc. January 3, 2023 NASDAQ: GEG Exhibit 99.1

GEG Announced Two Transformative Deals Today Closing Out an Eventful 2022 in a Position of Strength Approximately $45 million of cash from: $18 million from sale of 61% of the common equity of Forest $27 million expected from the right to put the remaining 19% ownership interest in Forest $26 million of cash and 346k shares of Quipt stock net to GEG after repayment of obligations Eliminates the “Operating Companies” segment Allows GEG to focus on scaling its Investment Management Business Sale of GEG’s DME Business for $80 million Sale of GEG’s Majority Ownership Interest in Forest

Combined the Transactions Add $70 million+ of cash to GEG’s balance sheet Provide significant capital to accelerate growth of the Investment Management Business Simplify the organization and reporting structure Simplify the organization and reporting structure

$000s Cash 93,132 Investments(2) 33,188 Cash + Investments $126,320 Long term debt 26,945 Short term notes payable 5,661 Convertible notes 36,085 Total Debt $68,691 Net Cash and Investments $57,629 Note: As a result of the transactions, GEG is expected to retain approximately $154 million of the NOLs it held as of 6/30/2022, of which approximately $131 million are able to be used for taxable income in Fiscal 2023 (other than gains resulting from the Forest transaction) but expire on 6/30/2023. Great Elm Group 9/30/2022 capital structure pro forma for the DME and Forest transactions. Debt balances reflect principal outstanding as of 9/30/2022. Includes GECC shares, the investment in Monomoy, and approximately 346k shares of Quipt common stock associated with the sale of the DME business. Pro Forma Capital Structure(1)

Simplified Organization November 2022 Summary Structure Pro Forma Summary Structure Complex Structure With Two Segments Streamlined Organization Focused on Building a Diversified Asset Management Business GEG GECM GECC Publicly traded BDC with $221 million of Fee Paying AUM as of 9/30/2022 Private REIT with approximately $374 million of real estate assets and $207 million of Fee Paying AUM as of 9/30/2022 SEC-registered investment advisor GEG Forest JPM Investor GECM Great Elm DME Holdings, Inc. GECC Health Care LLC DME Business Great Elm DME Manager Outside Investors Monomoy Monomoy

Strategic Initiatives Recap GECC Leadership and Board Enhancements Monomoy Management Agreement Acquired • $27 million Unsecured Bond Issued GECC Management Agreement Amended • GECC Rights Offering Closed Forest Transaction • Sale of DME Business Continued Focus on Strategic Initiatives to Grow the Investment Management Business 1Q22 2Q22 3Q22 4Q22 2023+

Disclaimer Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov. Non-GAAP Financial Measures The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and free cash flow. See the Appendix for important information regarding the use of non-GAAP financial measures and reconciliations of non-GAAP measures to their most directly comparable GAAP measures. This presentation does not constitute an offer of any securities for sale.